Exhibit (a)(1)(E)
THIS LETTER IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
to Deposit Convertible Preferred Shares (the “Preferred Shares”)
of
ACE AVIATION HOLDINGS INC.
On An As Converted Basis
Pursuant to the Offer to Purchase Dated December 6, 2007

THE OFFER EXPIRES AT 5:00 P.M. (MONTREAL TIME) ON JANUARY 10,
2008, UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED
In accordance with the terms of the Preferred Shares of ACE Aviation Holdings Inc. (the “Corporation”), the holders of Preferred Shares will be permitted to participate in the Offer by depositing their Preferred Shares on an as converted basis. Alternatively, holders of Preferred Shares can also participate in the Offer by converting, to the extent permitted by the terms of the Preferred Shares, all or part of their Preferred Shares sufficiently in advance of the Expiration Date and subsequently depositing the underlying Class A Variable Voting Shares (the “Variable Voting Shares”) or Class B Voting Shares (the “Voting Shares”, and together with the Variable Voting shares, the “Shares”) in the Offer. Shareholders depositing Preferred Shares on an as converted basis will be deemed to have requested that a sufficient number of such holder’s Preferred Shares be converted, to the extent permitted by the terms of the Preferred Shares, as of the Expiration Date for the number of underlying Variable Voting Shares and Voting Shares to be purchased under the Offer, unless a notice of withdrawal in writing is received by CIBC Mellon Trust Company (the “Depositary”) at the place of deposit of the relevant Preferred Shares by the dates specified under “Withdrawal Rights” of the accompanying issuer bid circular (the “Circular”). In respect of Preferred Shares that are deposited in the Offer on an as converted basis, the Corporation will return all Preferred Shares in respect of which underlying Shares (that would have been issued upon a conversion (in accordance with the terms of the Preferred Shares) as of the Expiration Date of the Offer) are not purchased under the Offer, including Shares deposited pursuant to Auction Tenders at prices greater than the Purchase Price and Shares not purchased because of pro ration. The consideration payable to the holders of Preferred Shares deposited on an as converted basis will be determined on the basis of the number of underlying Variable Voting Shares or Voting Shares that are issued upon the conversion of such Preferred Shares (in accordance with the terms of the Preferred Shares) as of the Expiration Date of the Offer and purchased under the Offer. See “Offer to Purchase – The Offer” of the accompanying Offer to Purchase (as defined below).
As set forth in the Offer to Purchase, this form or one substantially equivalent hereto must be used to deposit Preferred Shares pursuant to the Offer to Purchase if (1) certificates for these Preferred Shares deposited are not immediately available or cannot reach the Depositary by the Expiration Date (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in “Procedure for Depositing Shares” of the Offer to Purchase cannot be completed before the Expiration Date or (3) time will not permit all documents required by the Letter of Transmittal (as defined below) to reach the Depository before the Expiration Date. This form, signed and properly completed, may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto (Ontario) office of the Depositary set forth below.

TO:	ACE AVIATION HOLDINGS INC.
AND TO:	CIBC MELLON TRUST COMPANY, as Depositary
The Depositary for the Offer to Purchase is:
CIBC MELLON TRUST COMPANY

By Mail or Registered Mail CIBC Mellon Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario, M5C 2K4 Attention: Corporate Actions Department	By Hand or Courier Toronto CIBC Mellon Trust Company 199 Bay Street Commerce court West – Securities Level Toronto, Ontario, M5L 1G9 Attention: Corporate Actions Department
By Facsimile
(416) 643-3148
For Confirmation
only Telephone
(416) 643-5500
Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box K – Signature Guarantee in the Letter of Transmittal.
The undersigned hereby deposits to the Corporation, upon the terms and subject to the conditions set forth in the offer to purchase dated December 6, 2007 (the “Offer to Purchase”), the Circular included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Preferred Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Circular under “Procedure for Depositing Shares”.

Number of Preferred Shares:

Certificate Number(s)

(if available):

Signature(s):

(Sign Here)

Dated:

Name(s) of Registered Holder:

(Please type or print)

Address:

(Postal Code or Zip Code)

Area Code and Daytime Telephone No.:

IMPORTANT: This Notice of Guaranteed Delivery or a manually executed photocopy hereof (together with all other required documents) must be received by the Depositary at its Toronto, Ontario address at or prior to the Expiration Date. Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than set forth above does not constitute a valid delivery.
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR PREFERRED SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.
The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Preferred Shares to the Depositary within the time period show herein. Failure to do so could result in a financial loss to such Eligible Institution.

BOX A
TYPE OF TENDER

Check only one box. Failure to complete Box A, or if more than one box is checked, will result in the Preferred Shares being tendered pursuant to the Purchase Price Tender.
 Preferred Shares are being deposited pursuant to (check one):

☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender (Please complete Box C)

FAILURE TO COMPLETE EITHER BOX B OR BOX C
WILL RESULT IN THE PREFERRED SHARES BEING TENDERED
PURSUANT TO THE PURCHASE PRICE TENDER.

BOX B
AUCTION TENDER
PRICE (IN CANADIAN DOLLARS) PER VARIABLE
VOTING SHARE OR VOTING SHARE
UNDERLYING THE PREFERRED SHARES
BEING DEPOSITED ON AN AS CONVERTED
BASIS
This box MUST be completed if Preferred Shares are
being deposited pursuant to an Auction Tender.
Check the appropriate box to indicate the
Auction Tender Price.
CHECK ONLY ONE BOX.
Failure to specify any price below will result in Preferred Shares being deemed to have been deposited pursuant to a Purchase Price Tender. If you specify more than one price below, you will be deemed to have deposited your Preferred Shares at the lowest applicable price indicated.

IF PORTIONS OF SHAREHOLDINGS ARE BEING DEPOSITED AT DIFFERENT PRICES, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED (SEE INSTRUCTIONS 5 AND 6 IN THE LETTER OF TRANSMITTAL).

☐	Cdn$27.70	☐	Cdn$28.90
☐	Cdn$27.80	☐	Cdn$29.00
☐	Cdn$27.90	☐	Cdn$29.10
☐	Cdn$28.00	☐	Cdn$29.20
☐	Cdn$28.10	☐	Cdn$29.30
☐	Cdn$28.20	☐	Cdn$29.40
☐	Cdn$28.30	☐	Cdn$29.50
☐	Cdn$28.40	☐	Cdn$29.60
☐	Cdn$28.50	☐	Cdn$29.70
☐	Cdn$28.60	☐	Cdn$29.80
☐	Cdn$28.70	☐	Cdn$29.90
☐	Cdn$28.80	☐	Cdn$30.00

UNITED STATES SHAREHOLDERS MAY WISH TO REFER TO THE CANADIAN/U.S. DOLLAR EXCHANGE RATES IN THE IRCULAR UNDER THE HEADING, “ACE AVIATION HOLDINGS INC. – PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA.”

BOX C
PURCHASE PRICE TENDER
This box MUST be completed if Preferred Shares are being deposited pursuant to a Purchase Price Tender.
The undersigned either (check one):

☐	is depositing on an as converted basis Preferred Shares beneficially owned by the undersigned, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing on an as converted basis, for the beneficial owners thereof, Preferred Shares with respect to which it is the owner of record.

BOX D
ODD LOTS
(See Instruction 8 in the Letter of Transmittal)
To be completed ONLY if Preferred Shares are being
deposited by or on behalf of persons beneficially
owning Preferred Shares convertible into
an aggregate of fewer than 100 underlying
Shares as of the close of business on the
Expiration Date.

The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 underlying Shares as of the close of business on the Expiration Date, and all of the Preferred Shares of which I am a beneficial owner are deposited, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Preferred Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 underlying Shares as of the close of business on the Expiration Date and is depositing all its Preferred Shares.

THE GUARANTEE ON PAGE 4 OF THIS NOTICE OF GUARANTEED DELIVERY
MUST BE COMPLETED BY AN ELIGIBLE INSTITUTION.

GUARANTEE
(Not to be used for signature guarantees)
The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a participating organization of the Toronto Stock Exchange Inc. (the “TSX”), a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Montreal (Québec) or Toronto (Ontario) office of the Depositary the certificate(s) representing the Preferred Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) and any other documents required by the Letter of Transmittal, before 5:00 p.m. (Montreal time), on or before the third trading day on the TSX after the Expiration Date. As used herein, a “trading day” means a day on which trading occurs on the TSX.

Name of Firm:

Address of Firm:

(Postal Code or Zip code)

Authorized Signature:

Name:

(Please type or print)
Title:

Area Code and Telephone No.:

Date:

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